Exhibit 99.1

Legacy Housing Corporation Announces Appointment of Duncan Bates as President and Chief Executive Officer

June 8, 2022

BEDFORD, Texas, - Legacy Housing Corporation (the "Company," NASDAQ: LEGH) today announced that Duncan Bates, a member of the Company’s Board of Directors and Senior Vice President, Mergers & Acquisitions of Arcosa, Inc. (NYSE: ACA) has been appointed President and Chief Executive Officer, effective June 7, 2022.

Curt Hodgson, Executive Chairman of Legacy, stated: “I am thrilled to name Duncan as the President and CEO of Legacy. He brings a wealth of knowledge and experience in corporate finance and capital allocation that will assist us in operating as a public company and strategically growing our business. Duncan has a proven track record of leadership and is an important step in Legacy’s succession plan.”

Mr. Bates replaces Kenny Shipley, who, as part of the management reorganization, will remain with Legacy as Founder and Executive Vice President. Mr. Shipley will also remain a member of the Company’s Board of Directors (the “Board”). Mr. Bates resigned from the Company’s Board effective June 7, 2022. Effective June 7, 2022, Francisco Coll was appointed to the Company’s Board as an Independent Director and will also serve on the Audit Committee.

Mr. Hodgson added, “We are excited that Kenny remains a key part of our team, and I look forward to the new roles both Duncan and Francisco will play in the leadership of Legacy.”

Duncan Bates Bio

Duncan (34) most recently served as Senior Vice President, Mergers & Acquisitions of Arcosa Inc., a publicly traded infrastructure products company, since August 2018. Under his leadership, Arcosa executed 16 acquisitions and 2 divestitures in a 3.5-year period to reposition its portfolio around growth-oriented, high-margin products. Previously, he served as a Vice President in the Industrials Investment Banking Group at Stephens Inc. from June 2015 to August 2018. From February 2012 to June 2015, he worked in the Energy Investment Banking Group at Seaport Global Securities, LLC. Mr. Bates began his career in New York at Willis Re Inc. in July 2010. Duncan received his B.S. Management degree with a double major in Finance and Legal Studies from Tulane University.

Francisco Coll Bio

Francisco (37) was appointed to our Board of Directors on June 7, 2022. He has served as the President of Universal Air Conditioner, Inc., a wholesale distributor of aftermarket auto parts, since March 2015. Previously, he was the US Head of Sales for BTG Pactual, a Brazilian investment bank and asset manager that operates throughout Latin America, from March 2011 until March 2015. Mr. Coll began his career at UBS Investment Bank in the sales & trading and wealth management rotational program in July 2007. Francisco received his B.S. degree in East Asian Studies with a minor in Financial Economics from Vanderbilt University.

About Legacy Housing Corporation

Legacy Housing Corporation builds, sells and finances manufactured homes and "tiny houses" that are distributed through a network of independent retailers and company-owned stores. The Company also sells directly to manufactured housing communities. Legacy is the sixth largest producer of manufactured homes in the United States as ranked by number of homes manufactured based on the information available from the Manufactured Housing Institute.  With current operations focused primarily in the southern United States, we offer our customers an array of quality homes ranging in size from approximately 390 to 2,667 square feet consisting of 1 to 5 bedrooms, with 1 to 3 1/2 bathrooms.  Our homes range in price, at retail, from approximately $22,000 to $140,000.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control.  As a result, our actual results or performance may differ materially from anticipated results or performance. Legacy Housing undertakes no obligation to update any such forward-looking statements after the date hereof, except as required by law. Investors should not place any reliance on any such forward-looking statements.

Investor Inquiries:
Shane Allred, (817) 799-4900
investors@legacyhousingcorp.com

or

Duncan Bates, (817) 799-4837
duncanbates@legacyhousingcorp.com

Media Inquiries:
Kira Hovancik, (817) 799-4905
pr@legacyhousingcorp.com